As Filed with the Securities and Exchange Commission on February 4, 2005

Registration No. 333-101295

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

__________

COMCAST CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Market Street

Philadelphia, PA 19102-2148

(Address of principal executive offices)

AT&T BROADBAND CORP. ADJUSTMENT PLAN
AT&T BROADBAND DEFERRED COMPENSATION PLAN
AT&T BROADBAND LONG TERM SAVINGS PLAN
COMCAST CORPORATION 2002 DEFERRED COMPENSATION PLAN
COMCAST CORPORATION 2002 DEFERRED STOCK OPTION PLAN
COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN
COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN
COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN
COMCAST CORPORATION 2002 STOCK OPTION PLAN
COMCAST CORPORATION 1987 STOCK OPTION PLAN
COMCAST-SPECTACOR 401(k) PLAN
(Full title of the plan)

Arthur R. Block

Senior Vice President and General Counsel

Comcast Corporation

1500 Market Street

Philadelphia, Pennsylvania 19102-2148

(Name and address of agent for service)

(215) 665-1700

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On November 19, 2002, Comcast Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-101295) (as subsequently amended prior to the date hereof, the “Registration Statement”), which registered shares of the Registrant’s Class A Common Stock, par value $.01 (the “Shares”), reserved for issuance under eleven plans, including the AT&T Broadband Corp. Adjustment Plan (the “Adjustment Plan”). The Registration Statement registered 71,000,000 Shares with respect to the Adjustment Plan.

In connection with the recent consummation of the Company’s Stock Option Liquidity Program, options to purchase 11,111,417 Shares pursuant to the Adjustment Plan were purchased by the Company from the holders of such options (“Purchased Options”). The Company subsequently cancelled these options. This Amendment No. 3 is being filed to deregister these 11,111,417 Shares.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”) and in accordance with Rule 478(a)(4) under the Securities Act, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 4th day of February, 2005.

COMCAST CORPORATION By: /s/ Arthur R. Block Arthur R. Block Senior Vice President